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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITOR'S CONSENT

     We consent to the incorporation by reference in this Registration Statement of Vornado Realty Trust on Form S-4 of our report dated March 12, 1997 on the consolidated financial statements of Vornado Realty Trust, appearing in the Annual Report on Form 10-K, as amended, of Vornado Realty Trust for the year ended December 31, 1996 and to the reference to us under the heading 'Experts' in the Proxy Statement/Prospectus which is part of this Registration Statement.

                                          DELOITTE & TOUCHE LLP

Parsippany, New Jersey
September 29, 1997